UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

(Address of principal executive offices)

Tel: (242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On March 13, 2024, OneSpaWorld Holdings Limited (the “Company”) entered into a Shares Repurchase Agreement between the Company and Steiner Leisure Limited (the “Seller” or “SLL”), pursuant to which the Company agreed to purchase 606,386 common shares, par value $0.0001 per share (the “Common Shares”), from the Seller at a purchase price of $12.76 per Common Share (the “Repurchase”). The Repurchase will close no later than April 5, 2024. The Repurchase will result in the sale of all remaining Common Shares of the Company held by SLL, who will cease to be a shareholder of the Company upon the closing of the Repurchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneSpaWorld Holdings Limited

Date: March 14, 2023	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
Chief Financial Officer and Chief Operating Officer